Exhibit 99.1

Investor Contact: Michael J. Carlotti	Media Contact: Laura Olson-Reyes
(702) 584-7995	(702) 584-7742
mcarlotti@ballytech.com	lolson-reyes@ballytech.com

BALLY TECHNOLOGIES, INC. REPORTS FIRST QUARTER 2011 RESULTS

-                    FIRST QUARTER DILUTED EPS FROM CONTINUING OPERATIONS OF $0.40, ON REVENUE OF $171 MILLION

-                    ALL-TIME QUARTERLY RECORD GAMING OPERATIONS REVENUES OF $79 MILLION

-                    CASH SPIN INSTALLED BASE EXCEEDS 1,200 UNITS

-                    PURCHASED 671,000 SHARES OF COMMON STOCK DURING FIRST QUARTER 2011 FOR $22 MILLION

-                    REITERATES SYSTEMS REVENUE GUIDANCE IN RANGE OF $220 MILLION TO $235 MILLION AND UPDATES FISCAL 2011 DILUTED EPS GUIDANCE TO THE RANGE OF $2.05 TO $2.30

LAS VEGAS, October 27, 2010 — Bally Technologies, Inc. (NYSE: BYI), a leader in slots, video machines, casino management systems, networked, and server-based solutions for the global gaming industry, announced today diluted earnings per share (“Diluted EPS”) from continuing operations of $0.40 on revenue of $171 million for the three months ended September 30, 2010.  The Company had certain post-closing adjustments related to the sale of the Rainbow Casino during the three months ended September 30, 2010 which reduced its gain on the sale in fiscal 2010 by approximately $0.4 million, net of income taxes.

“Delays in certain decisions and the unfavorable timing of some go-lives related to our systems resulted in lower than normal quarterly systems revenues; however, we continue to see strong growth opportunities in systems,” said Richard M. Haddrill, the Company’s Chief Executive Officer. “We are well positioned to capitalize on our innovation in new products and our investments in new jurisdictions in 2011.”

“During fiscal 2011, we have already purchased 826,000 shares of common stock for $27 million, $22 million of which was in our first quarter,” said Neil Davidson, the Company’s Chief Financial Officer.  “This quarter represents the twelfth quarter in a row that the Company has repurchased its common stock.  Since December 2007, we have repurchased approximately 5.3 million shares of our common stock for $180 million.”

Bally Technologies, Inc. Reports First Quarter 2011 Diluted EPS from Continuing Operations of $0.40 On Revenues of $171 Million

Quarter Fiscal 2011 Highlights

	Three Months Ended September 30,
	2010	% Rev	2009	% Rev
	(dollars in millions, except per share amounts)
Revenues:
Gaming Equipment	$51.0	30%	$62.0	33%
Gaming Operations	79.2	46%	71.3	38%
Systems	40.6	24%	54.0	29%
Total revenues	$170.8	100%	$187.3	100%

Gross Margin:
Gaming Equipment (1)	$24.9	49%	$29.5	48%
Gaming Operations	57.0	72%	52.2	73%
Systems (1)	29.7	73%	36.2	67%
Total gross margin	$111.6	65%	$117.9	63%

Selling, general and administrative	$51.6	30%	$45.2	24%
Research and development costs	21.4	13%	19.5	10%
Depreciation and amortization	4.6	3%	4.8	3%
Income from continuing operations	$34.0	20%	$48.4	26%
Adjusted EBITDA from continuing operations	$57.8		$69.7
Diluted EPS from continuing operations	$0.40		$0.50

(1)          Gross Margin from Gaming Equipment and Systems excludes amortization related to certain intangibles, including core technology and license rights, which are included in depreciation and amortization.

	Three Months Ended September 30,
	2010	2009
Operating Statistics:
New gaming devices	2,823	3,936
New unit Average Selling Price (“ASP”)	$15,685	$14,115

	As of September 30,
	2010	2009
End-of-period installed base: Gaming monitoring units installed base	388,000	361,000
Systems managed cashless games	318,000	311,000

Total linked progressive systems	963	1,061
Rental and daily-fee games	12,916	12,389
Video Lottery systems	7,966	7,911
Centrally determined systems	49,070	48,958

“Revenues in gaming operations set another all-time quarterly record driven by the success of Cash Spin featuring our innovative U-Spin TM play mechanic,” said Gavin Isaacs, Bally’s Chief Operating Officer. “Cash Spin is the fastest premium game release in the Company’s history.  We are particularly excited about this year’s Global Gaming Expo (“G2E”), where we will showcase our first ALPHA 2™ for-sale and participation games on our new Pro Series™ line of cabinets and introduce a new branded, third-party-developed wide-area progressive.”

“Our systems business continues to outpace the industry through new and enhanced technology products that help our customers reduce costs, protect previously invested capital, and deliver more powerful player experiences floor-wide across the entire casino,” said Ramesh Srinivasan, the Company’s Executive Vice President — Bally Systems.  “Our release of iVIEW DM TM is continuing to gain traction in the marketplace.  New content for iVIEW DM will be released during the coming weeks leading up to G2E, including the DM Wheel utilizing our U-Spin technology for floor-wide bonusing, making the product’s value proposition even more compelling.”

Highlights of Certain Results for the Three Months Ended September 30, 2010

Overall

•                  Selling, general and administrative expenses (“SG&A”) increased to 30 percent of total revenues as compared with 24 percent last year.

•                  Research and development expenses (“R&D”) increased to 13 percent of total revenues as compared with 10 percent last year.

•                  Operating margin decreased to 20 percent as compared with 26 percent last year.

•                  Adjusted EBITDA from continuing operations (earnings before interest, taxes, depreciation and amortization, including asset impairment charges and share-based compensation), a non-GAAP financial measure, decreased to $58 million as compared with $70 million last year.

•                  Diluted EPS from continuing operations decreased to $0.40 from $0.50 last year.

Gaming Equipment

•                  Revenues decreased to $51 million as compared with $62 million last year.

•                  New gaming device sales decreased to 2,823 units as compared with 3,936 units last year, driven by fewer new openings and expansions during the period and a continued sluggish North America replacement cycle.

•                  New-unit sales to international customers were 823 units, or 29 percent of total new-unit shipments as compared with 1,518 units last year.

•                  ASP of new gaming devices increased by 11 percent to $15,685 per unit, primarily as a result of product mix.

•                  Gross margin increased to 49 percent from 48 percent last year, primarily due to improved manufacturing efficiencies and improved material costs related to production of our ALPHA Elite® cabinets, including our popular V32 cabinet, and lower royalty expense.

Gaming Operations

•                  Revenues increased to a quarterly record of $79 million as compared with $71 million last year, driven by placement of new premium games throughout the quarter.

•                  Gross margin decreased slightly to 72 percent as compared with 73 percent last year.

Systems

•                  Revenues decreased to $41 million as compared with $54 million last year, due to a lower number of large go lives during the quarter.

•                  Gross margin increased to 73 percent from 67 percent last year, primarily as a result of the change in mix of products sold and an increase in maintenance revenues.

•                  Maintenance revenues increased to $16 million as compared with $13 million last year.

Fiscal 2011 Business Update

The Company updated fiscal 2011 guidance for Diluted EPS from continuing operations of $2.05 to $2.30, which now assumes no benefit during fiscal 2011from the Illinois video-gaming market due to delays related to selection of the central system provider.  As a result of normal seasonal trends, the timing of new jurisdictional openings, the unfavorable timing of certain system installations which will impact revenues in the first half of fiscal 2011, and the expectation of an improvement in customer spending in calendar year 2011, the Company continues to expect that its Diluted EPS from continuing operations in the second half of fiscal 2011 will exceed the first half.  This guidance considers a continued challenging North American replacement market, as well as the assumption that the Company will begin to see meaningful revenue from the Italy VLT market in the second half of fiscal 2011, although the timing in this market is subject to change due to potential delays resulting from regulatory and other unforeseen issues.

The Company reiterated fiscal 2011 guidance for systems revenues of $220 million to $235 million, but updated the systems maintenance revenues component to $63 million to $65 million.

The Company has provided this updated range of earnings guidance for fiscal 2011 to give investors general information on the overall direction of its business at this time. The updated guidance provided is subject to numerous uncertainties, including, among others, overall economic and capital markets conditions, the market for gaming devices and systems, changes in gaming legislation, the timing of new jurisdictions and casino openings, competitive product introductions, complex revenue-recognition rules related to the Company’s business, and assumptions about the Company’s new product introductions and regulatory approvals.  The Company does not intend and undertakes no obligation to update its forward-looking statements, including forecasts, potential opportunities for growth in new and existing markets, and future prospects for proposed new products.  Accordingly, the Company does not intend to update guidance during the quarter.  Additional information about the factors that could potentially affect the Company’s financial results included in today’s press release can be found in the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Non-GAAP Financial Measures

The following table reconciles the Company’s income from continuing operations, net of tax attributable to Bally Technologies, Inc., as determined in accordance with generally accepted accounting principles (“GAAP”), to Adjusted EBITDA from continuing operations:

	Three Months Ended
	September 30,
	2010	2009
	(in 000s)
Income from continuing operations, net of tax	$22,192	$29,157
Interest expense, net	1,914	2,644
Income tax expense	12,285	16,255
Depreciation and amortization	18,124	18,212
Share-based compensation	3,284	3,448
Adjusted EBITDA from continuing operations	$57,799	$69,716

Adjusted EBITDA from continuing operations is a supplemental non-GAAP financial measure used by the Company’s management and by some industry analysts to evaluate the Company’s ability to service debt, and is used by some investors and financial analysts in the gaming industry in measuring and comparing Bally’s leverage, liquidity, and operating performance to other gaming companies. Adjusted EBITDA from continuing operations should not be considered an alternative to operating income or net cash from operations as determined in accordance with GAAP.  Not all companies calculate Adjusted EBITDA from continuing operations the same way, and the Company’s presentation may be different from those presented by other companies.

Earnings Conference Call and Webcast

As previously announced, the Company is hosting a conference call and webcast today at 4:30 p.m. EDT (1:30 p.m. PDT). The conference-call dial-in numbers are 866-730-5771 or 857-350-1595 (International); passcode “Bally”.  The webcast can be accessed by visiting BallyTech.com and selecting Investor Relations.  Interested parties should initiate the call and webcast process at least five minutes prior to the beginning of the presentation.  For those who miss this event, an archived version will be available at BallyTech.com until November 26, 2010.

About Bally Technologies, Inc.

With a history dating back to 1932, Las Vegas-based Bally Technologies designs, manufactures, operates, and distributes advanced technology-based gaming devices and systems worldwide. Bally’s product line includes reel-spinning slot machines, video slot machines, wide-area progressives, and Class II, lottery, and central determination games and platforms. As the world’s No. 1 gaming systems company, Bally also offers an array of casino management, slot accounting, bonusing, cashless, and table-management solutions. Additional Company information, including the Company’s investor presentations, can be found at BallyTech.com.

This news release may contain “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created thereby.  Forward looking-statements are subject to change and involve risks and uncertainties that could significantly affect future results, including those risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  Although the Company believes any expectations expressed in any forward-looking statements are reasonable, future results may differ materially from those expressed in any forward-looking statements.  The Company undertakes no obligation to update the information in this press release except as required by law and represents that the information speaks only as of today’s date.

— BALLY TECHNOLOGIES, INC. —

BALLY TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

	Three Months Ended
	September 30,
	2010	2009
	(in 000s, except per share amounts)
Revenues:
Gaming equipment and Systems	$91,588	$116,021
Gaming operations	79,220	71,309
	170,808	187,330
Costs and expenses:
Cost of gaming equipment and systems (1)	36,957	50,372
Cost of gaming operations	22,222	19,091
Selling, general and administrative	51,614	45,196
Research and development costs	21,384	19,471
Depreciation and amortization	4,627	4,833
	136,804	138,963
Operating income	34,004	48,367
Other income (expense):
Interest income	1,119	642
Interest expense	(3,033)	(3,286)
Other, net	1,847	140
Income from continuing operations before income taxes	33,937	45,863
Income tax expense	(12,285)	(16,255)
Income from continuing operations	21,652	29,608
Discontinued operations:
Income from discontinued operations, net of tax	—	1,749
Loss on disposal of discontinued operations, net of tax	(403)	—
Income (loss) from discontinued operations, net of tax	(403)	1,749
Net income	21,249	31,357
Less net income (loss) attributable to non-controlling interests	(540)	733
Net income attributable to Bally Technologies, Inc.	$21,789	$30,624
Basic earnings per share attributable to Bally Technologies, Inc.:
Income from continuing operations	0.42	0.53
Discontinued operations	—	0.03
Loss on sale of discontinued operations	(0.01)	—
Basic earnings per share	$0.41	$0.56
Diluted earnings per share attributable to Bally Technologies, Inc.:
Income from continuing operations	0.40	0.50
Discontinued operations	—	0.03
Loss on sale of discontinued operations	(0.01)	—
Diluted earnings per share	$0.39	$0.53
Weighted average shares outstanding:
Basic	53,676	54,268
Diluted	56,032	57,685
Amounts attributable to Bally Technologies, Inc.:
Income from continuing operations, net of tax	$22,192	$29,157
Income from discontinued operations, net of tax	—	1,467
Loss on sale of discontinued operations, net of tax	(403)	—
Net income	$21,789	$30,624

(1)          Cost of gaming equipment and systems exclude amortization related to certain intangibles, including core technology and license rights, which are included in depreciation and amortization.

BALLY TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2010 AND JUNE 30, 2010

	September 30, 2010	June 30, 2010
	(in 000s, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$127,286	$145,089
Restricted cash	7,066	8,303
Accounts and notes receivable, net of allowances for doubtful accounts of $9,230 and $9,974	204,696	207,365
Inventories	48,945	42,806
Prepaid and refundable income tax	16,917	7,783
Deferred income tax assets	35,969	35,973
Deferred cost of revenue	13,608	14,568
Prepaid assets	14,309	11,172
Other current assets	5,350	3,350
Total current assets	474,146	476,409
Restricted long-term investments	11,984	13,075
Long-term accounts and notes receivables, net of allowances for doubtful accounts of $5,169 and $5,169	32,246	30,163
Property, plant and equipment, net of accumulated depreciation of $49,091 and $47,714	32,824	32,094
Leased gaming equipment, net of accumulated depreciation of $161,349 and $153,780	82,298	82,357
Goodwill	161,769	161,153
Intangible assets, net	34,485	34,048
Deferred income tax assets	26,368	29,980
Income tax receivable	8,483	8,688
Long-term deferred cost of revenue	28,882	30,958
Other assets, net	14,651	14,251
Total assets	$908,136	$913,176
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,580	$23,775
Accrued and other liabilities	42,306	45,662
Customer deposits	8,518	10,185
Jackpot liabilities	10,614	11,531
Deferred revenue	32,049	33,875
Income tax payable	11,860	6,982
Current maturities of long-term debt	45,037	42,543
Total current liabilities	174,964	174,553
Long-term debt, net of current maturities	124,369	131,250
Long-term deferred revenue	37,547	40,236
Other income tax liability	14,424	13,646
Other liabilities	8,657	9,299
Total liabilities	359,961	368,984
Commitments and contingencies
Stockholders’ equity:
Special stock, 10,000,000 shares authorized: Series E, $100 liquidation value; 115 shares issued and outstanding	12	12
Common stock, $.10 par value; 100,000,000 shares authorized; 59,543,000 and 59,495,000 shares issued and 53,765,000 and 54,392,000 outstanding	5,948	5,943
Treasury stock at cost, 5,778,000 and 5,103,000 shares	(179,323)	(157,053)
Additional paid-in capital	397,223	392,853
Accumulated other comprehensive loss	(2,292)	(3,044)
Retained earnings	324,889	303,100
Total Bally Technologies, Inc. stockholders’ equity	546,457	541,811
Non-controlling interests	1,718	2,381
Total stockholders’ equity	548,175	544,192
Total liabilities and stockholders’ equity	$908,136	$913,176